Exhibit 5.1

14 July 2008

China Distance Education Holdings Limited	DIRECT LINE:	2842 9531
18th Floor, XueYuan International Tower	E-MAIL:	Anna.Chong@conyersdillandpearman.com
No. 1 ZhiChun Road, HaiDian District	OUR REF:	AC/al/#274222 (M#872163)
Beijing, China 100083	YOUR REF:

Dear Sirs,

China Distance Education Holdings Limited (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with an initial public offering of certain ordinary shares in the Company in the form of American Depositary Shares (the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended to date (the “Registration Statement” which term does not include any exhibits thereto) filed with the United States Securities and Exchange Commission.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the draft Registration Statement filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on 7 July 2008 as amended; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed and relied upon (1) the second amended memorandum of association and the articles of association of the Company adopted by the shareholders of the Company on 2 July 2008 to be effective conditionally and immediately upon commencement of the trading of the Company’s American Depositary Shares representing the Shares on NYSE Arca, (2) copies of unanimous written resolutions of the shareholders of the Company dated 2 July 2008 and unanimous written resolutions of the board of directors of the Company dated 2 July 2008 (collectively the “Resolutions”), and (3) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that the resolutions contained in the Resolutions are full and accurate records of

China Distance Education Holdings Limited
14 July 2008

resolutions passed at meetings duly convened and held by the directors and shareholders of the Company in accordance with the currently effective articles of association of the Company and that such resolutions have not been amended or rescinded and remain in full force and effect; (iv) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (v) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with the Commission; and (vi) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1)	The Company is duly incorporated and existing under the laws of the Cayman Islands.

(2)	The issue of the Shares has been duly authorised, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings “Taxation”, “Enforcement of Civil Liabilities” and “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN